Exhibit 77D: Policies with respect to security investments

Morgan Stanley Institutional Liquidity Funds

The Tax Exempt Portfolio made those changes to its investment strategies described in the supplement to its Prospectuses and Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on September 11, 2015 (accession number
0001104659-15-064769) and incorporated by
reference herein.